EXHIBIT 10.3

                                CHANGE IN CONTROL
                        SEVERANCE COMPENSATION AGREEMENT


     This CHANGE IN CONTROL SEVERANCE COMPENSATION AGREEMENT (this "Agreement") is dated as of March 8, 2005 between Transaction Systems Architects, Inc., a Delaware corporation (the "Company"), and Philip G. Heasley (the "Executive").

     WHEREAS, the Company's Board of Directors (the "Board") has determined that it is appropriate to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction arising from the possibility of a change in control of the Company; and

     WHEREAS, the Company and the Executive have entered into an employment agreement dated as of March 8, 2005 (the "Employment Agreement").

     NOW, THEREFORE, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under certain circumstances described herein following a Change in Control (as defined herein) and the other benefits the Company will provide the Executive following a Change in Control.

 1.  TERM.

     This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earlier of (i) the termination of Executive's employment for any reason prior to a Change in Control; and (ii) two years after the date of a Change in Control.

 2.  CHANGE IN CONTROL.

     For purposes of this Agreement, "Change in Control" shall mean:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in sub-clauses (i), (ii) and (iii) of clause (c) of this
Section 2 are satisfied; or

     (b) if individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (d) (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) the first to occur of (A) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or
(B) the approval by the stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (1) more than 60% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of such transferee corporation and the combined voting power of the then-outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

 3.  TERMINATION FOLLOWING A CHANGE IN CONTROL.

     (a) Entitlement to Compensation. The Executive shall be entitled to the compensation provided in Section 4 of this Agreement if all of the following conditions are satisfied:

          (i) there is a Change in Control of the Company while the Executive is still an employee of the Company;

          (ii) the Executive's employment with the Company is terminated within two years after the Change in Control;

          (iii) the Executive's termination of employment is not a result of (A) the Executive's death; (B) the Executive's Disability (as defined in section 3(b) below); (C) the Executive's Retirement (as defined in section 3(c) below); (D) the Executive's termination by the Company for Cause (as defined in Section 3(d) below); or (E) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 3(e) below); and

          (iv) the Executive executes and delivers to the Company the Release Agreement contemplated under the Employment Agreement.

     (b) Disability. For purposes of this Agreement only, "Disability" shall mean that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been unable, with or without a reasonable accommodation, to perform his duties with the Company on a full-time basis for six months and within 30 days after a Notice of Termination (as defined in Section 3(f) below) is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive's duties.

     (c) Retirement. For purposes of this Agreement only, "Retirement" shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having reached age 65 or such other age as shall have been fixed in any arrangement established pursuant to this Agreement with the Executive's consent with respect to the Executive.

     (d) Cause. For purposes of this Agreement only, "Cause" shall mean the occurrence of any of the following events: (i) the Executive's conviction of a felony involving moral turpitude; (ii) the Executive's serious, willful gross misconduct or the Executive's repeated failure or refusal to perform or observe the Executive's material duties, responsibilities and obligations as an employee or officer of the Company for reasons other than Disability, if such misconduct, failure or refusal continues ten days following written notice thereof by the Company to the Executive identifying the same and specifying that the Executive's employment may be terminated if the same continues; (iii) the Executive's breach of any provision of Section 7 of the Employment Agreement, which is not cured within three days after written notice thereof to the Executive; or (iv) the Executive's violation of any provision of the Company's Code of Business Conduct and Ethics or the Company's Code of Ethics for the Chief Executive Officer and Senior Financial Officers, as the same may be amended from time to time.

          For purposes of this Agreement, any termination of the Executive's employment by the Company for Cause shall be authorized by a vote of at least a majority of the non-employee members of the Board. No termination for Cause shall take effect until the expiration of the correction period, if any, described above and the determination by a majority of the non-employee members of the Board that the Executive has failed to correct the act or failure to act.

     (e) Good Reason. For purposes of this Agreement, "Good Reason" shall mean, after any Change in Control and without the Executive's express written consent, any of the following:

          (i) except in connection with the termination of the Executive's employment for Disability, Retirement or Cause, the assignment to the Executive of any material duties inconsistent with the Executive's status or position with the Company, or any other action by the Company that results in a substantial diminution in such status or position, excluding any isolated, insubstantial, or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Executive; provided, however, that any change in the Executive's title or reporting relationship as a consequence of the Change in Control shall not be considered Good Reason, and any determination of Good Reason, to the extent such determination relates to Executive's title or reporting relationship, shall be made by reference to Executive's title or reporting relationship that exists as a consequence of the Change in Control;

          (ii) a material reduction by the Company in the Executive's annual base salary or target incentive in effect immediately prior to the Change in Control;

          (iii) the failure by the Company to continue to provide the Executive with benefits at least as favorable in the aggregate to those enjoyed by the Executive under the Company's life insurance, medical, health and accident, disability, deferred compensation, or savings plans in which Executive was participating at the time of the Change in Control, the taking of any action by the Company that would directly or indirectly materially reduce any such benefits or deprive the Executive of any material fringe benefit enjoyed at the time of the Change in Control, or the failure of the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of the Change in Control, but excluding any failure or action by the Company that is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Executive;

          (iv) the Company requiring the Executive to relocate to any place other than a location within 40 miles of the location at which Executive performed his primary duties immediately prior to the Change in Control or, if the Executive is based at the Company's principal executive offices, the relocation of the Company's principal executive offices to a location more than 40 miles from its location immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's prior business travel obligations;

          (v) any material breach of this Agreement that is not remedied by the Company promptly after receipt of a written notice thereof from the Executive; or

          (vi) the failure of the Company to obtain agreement from any successor to assume and agree to perform the Agreement.

     (f) Notice of Termination. Any termination of the Executive by the Company pursuant to Section 3(b), 3(c) or 3(d) above, or by the Executive pursuant to
Section 3(e) above, shall be communicated by a Notice of Termination to the other party hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     (g) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period), (ii) if the Executive's employment is terminated by the Executive for Good Reason, the date specified in the Notice of Termination, and (iii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided, however, that if within 30 days after any Notice of Termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual written agreement of the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

 4.  SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT.

     (a) Severance Compensation. If pursuant to Section 3(a) above the Executive is entitled to the compensation provided in this Section 4, then the Company shall pay to the Executive in a lump sum cash payment within five days after the Date of Termination the following:

          (i)   the Severance Amount as defined in Section 4(b) below; plus

          (ii) his earned but unpaid base salary through his Date of Termination; plus

          (iii) a quarterly incentive award for the current fiscal quarter prorated through the Date of Termination equal to the greater of (A) the quarterly incentive award (whether paid or payable in cash or in securities of the Company) awarded to the Executive with respect to the Company's most recent fiscal quarter ending prior to the Date of Termination or (B) the average quarterly incentive award (whether paid or payable in cash or in securities of the Company) made to the Executive with respect to the Company's most recent three fiscal years ending prior to the Date of Termination; provided, however, that if the Executive's termination of employment occurs at any time during fiscal year 2005, this Section 4(a)(iii) shall not apply and the Executive shall not be entitled to any portion of the bonus for fiscal year 2005; plus

          (iv) interest on the amounts payable pursuant to clauses (i), (ii) and (iii) above calculated from the Date of Termination until paid at a rate equal to the prime rate as published in The Wall Street Journal on the Date of Termination plus three percentage points, compounded annually.

     (b) Severance Amount. "Severance Amount" shall mean a lump sum payment equal to two times the sum of (A) Executive's Base Salary at the time of such termination, plus (B) the Bonus Amount in effect at the time of such termination. For purposes of this subsection (b):

          (i) "Base Salary" shall have the meaning set forth in the Employment Agreement;

          (ii) "Bonus Amount" means the quotient of (i) the total of the annual bonus amounts described in Section 4(b) of the Employment Agreement received by Executive during the fiscal year or years comprising the Base Period, divided by (ii) the number of the Company's fiscal years in the Base Period. "Base Period" means the two most recent fiscal years of the Company ending prior to the date of Executive's termination of employment; provided, however that if Executive was not an employee of the Company (or a Predecessor Entity or a Related Entity) at any time during one of such two fiscal years, the Base Period is the one fiscal year of such two-fiscal year period during which Executive performed personal services for the Company or a Predecessor Entity or a Related Entity.

          (iii) "Predecessor Entity" is any entity which, as a result of a merger, consolidation, purchase or acquisition of property or stock, corporate separation, or other similar business transaction transfers some or all of its employees to the Company or to a Related Entity or to a Predecessor Entity of the Company.

          (iv) "Related Entity" includes any entity treated as a single employer with the Company in accordance with subsections (b), (c),
          (m) and (o) of Code Section 414.

     (c) Continued Participation in Employee Benefits. If pursuant to Section 3(a) above the Executive is entitled to the compensation provided in this
Section 4, then the Executive will be entitled to continued participation in all employee benefit plans or programs available to Company employees generally in which the Executive was participating on the Date of Termination, such continued participation to be at Company cost and otherwise on the same basis as Company employees generally, until the earlier of (i) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis) or (ii) two years from the Date of Termination; provided (A) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this sentence, he shall be paid, in a lump sum cash payment, within 30 days following the date it is determined he is unable to participate in any employee benefit plan or program, the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this sentence, and (B) the economic equivalent of any benefit foregone shall he deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit for himself (including family or dependent coverage, if applicable) on an individual basis. The Executive agrees that the period of coverage under such plans shall count against the plans' obligation to provide continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1965, as amended (COBRA).

 5.  NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

     (a) No Mitigation. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement, except as provided in Section 4(c) above, be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination or otherwise.

     (b) Effect on Other Rights. Except as otherwise provided in Section 11 hereof, the provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan, stock option agreement, employment agreement or other contract, plan or agreement with or of the Company.

 6.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

     Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement becomes operative and it is determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 6 and Appendix A) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Code (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of determining the amount of the Gross-Up Payment, the Executive will be considered to pay (x) federal income taxes at the highest rate in effect in the year in which the Gross-Up Payment will be made and (y) state and local income taxes at the highest rate in effect in the state or locality in which the Gross-Up Payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes. The obligations set forth in this Section 6 will be subject to the procedural provisions described in Appendix A.

 7.  SUCCESSORS.

     (a) The Company's Successors. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason and receive the compensation provided for in Section 4 hereof. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) Executive's Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

 8.  AMERICAN JOBS CREATION ACT.

     Notwithstanding anything to the contrary in this Agreement, in the event that it is determined that any payment to be made under this Agreement is considered "nonqualified deferred compensation" subject to Section 409A of the American Jobs Creation Act of 2004, payment under this Agreement will be delayed for six months following termination of employment.

 9.  NOTICE.

     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

         Transaction Systems Architects, Inc.
         224 South 108th Avenue
         Omaha, NE 68154
         Attn: General Counsel

     If to the Executive:

         Philip G. Heasley
         c/o Transaction Systems Architects, Inc.
         224 South 108th Avenue
         Omaha, NE 68154


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.  MISCELLANEOUS.

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement or the Employment Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without giving effect to any principles of conflicts of law.

11.  CONFLICT IN BENEFITS.

     The provisions of this Agreement will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company (or any subsidiary or affiliate thereof) providing employee benefits, which rights will be governed by the terms thereof, except for any rights to severance compensation to which Executive may be entitled upon termination of employment, including under the Employment Agreement between the Executive and the Company, which rights will be deemed to have been satisfied to the extent and only to the extent comparable benefits are provided under this Agreement.

12.  VALIDITY.

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.  SURVIVORSHIP.

     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement. Without limiting the foregoing, Sections 7, 8 and 14 shall expressly survive the termination of this Agreement.

14.  LEGAL FEES AND EXPENSES.

     If a claim or dispute arises concerning the rights of the Executive under this Agreement, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Executive or by anyone claiming under or through the Executive, in connection with the bringing, prosecuting, arbitrating, defending, litigating, negotiating, or settling such claim or dispute. In no event shall the Executive be required to reimburse the Company for any of the costs of expenses incurred by the Company relating to arbitration or litigation. Pending the outcome or resolution of any claim or dispute, the Company shall continue payment of all amounts due the Executive without regard to any dispute.

15.  EFFECTIVE DATE.

     This Agreement shall become effective upon execution.

16.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.  NO GUARANTEE OF EMPLOYMENT.

     Neither this Agreement nor any action taken hereunder shall be construed as giving the Executive the right to be retained in employment with the Company, nor shall it interfere with either the Company's right to terminate the employment of the Executive at any time or the Executive's right to terminate his employment at any time.

18.  NO ASSIGNMENT BY EXECUTIVE.

     Except as otherwise provided in Section 7(b), the Executive's rights and interests under this Agreement shall not be assignable (in law or in equity) or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment, garnishment, levy, execution or encumbrances of any kind.

19.  WAIVER.

     The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. Any waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision, and any waiver of default in any provision of this Agreement shall not be deemed to be a waiver of any later default thereof or of any other provision.

20.  WITHHOLDING.

     All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

21.  HEADINGS.

     The headings of this Agreement have been inserted for convenience of reference only and are to be ignored in the construction of the provisions hereof.

22.  NUMBERS AND GENDER.

     The use of the singular shall be interpreted to include the plural and the plural the singular, as the context requires. The use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter as the context shall require.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            TRANSACTION SYSTEMS ARCHITECTS, INC.


                                            By:      /s/ Dennis P. Byrnes
                                               ---------------------------------
                                            Title: Senior Vice President and
                                                        General Counsel



                                            EXECUTIVE:

                                                   /s/ Philip G. Heasley
                                            ------------------------------------
                                            Philip G. Heasley

                                                                      APPENDIX A


                   Excise Tax Gross-Up Procedural Provisions


(1) Subject to the provisions of Paragraph 5, all determinations required to be made under Section 6 and Appendix A, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "National Firm") selected by the Executive in the Executive's sole discretion. The Executive will direct the National Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the date of termination of the Executive's employment, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the National Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the National Firm determines that no Excise Tax is payable by the Executive with respect to any material benefit or amount (or portion thereof), it will, at the same time as it makes such determination, furnish the Company and the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state or local income or other tax return with respect to such benefit or amount. As a result of the uncertainty in the application of Section 4999 of the Code and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the National Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Paragraph 5 and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the National Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

(2) The Company and the Executive will each provide the National Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the National Firm, and otherwise cooperate with the National Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Paragraph 1. Any determination by the National Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive.

(3) The federal, state and local income or other tax returns filed by the Executive will be prepared and filed on a consistent basis with the determination of the National Firm with respect to the Excise Tax payable by the Executive. The Executive will report and make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive's federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the National Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five business days pay to the Company the amount of such reduction.

(4) The fees and expenses of the National Firm for its services in connection with the determinations and calculations contemplated by Paragraph 1 will be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company will reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

(5) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim prior to the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company or, if earlier, the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

                  (a) provide the Company with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

                  (b) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                  (c) cooperate with the Company in good faith in order effectively to contest such claim; and

                  (d) permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income or other tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Paragraph 5, the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Paragraph 5 and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company determines; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(6) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph 5, the Executive receives any refund with respect to such claim, the Executive will (subject to the Company's complying with the requirements of Paragraph 5) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph 5, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of any such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to Section 6 and this Appendix A.